(NASDAQ:OSBC)		Exhibit 99.1

Contact:	Bradley S. Adams	For Immediate Release
	Chief Financial Officer	October 24, 2018
(630) 906-5484

Old Second Reports Third Quarter 2018 Net Income of $9.6 million

AURORA, IL, October 24, 2018 – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), the parent company of Old Second National Bank (the “Bank”), today announced financial results for the third quarter of 2018.  The Company’s net income was $9.6 million, or $0.32 per diluted share, for the third quarter of 2018, compared to net income of $6.3 million, or $0.21 per diluted share, in the second quarter of 2018, and net income of $8.1 million, or $0.27 per diluted share, for the third quarter of 2017.

Operating Results

•

Third quarter 2018 net income was $9.6 million, reflecting an increase in earnings of $3.4 million from the second quarter of 2018, and an increase in earnings of $1.6 million from the third quarter of 2017.

•

Adjusted net income, a non-GAAP financial measure, was $9.6 million, or $0.32 per diluted share, compared to $8.7 million, or $0.29 per diluted share, for the second quarter of 2018, and $6.5 million, or $0.22 per diluted share, for the third quarter of 2017.

o	Second quarter 2018 adjusted net income excluded $2.5 million in costs, after tax, related to our acquisition of ABC Bank.
o

Third quarter 2017 adjusted net income excluded a $1.6 million tax benefit related to the Illinois income tax increase, effective July 1, 2017, which resulted in a remeasurement of the Company’s net deferred tax asset.

See the discussion entitled “Non-GAAP Presentations” below and the tables on pages 14-15 that provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

•

Net interest and dividend income was $23.7 million for the third quarter of 2018, an increase of $498,000, or 2.1%, from the $23.2 million recorded in the second quarter of 2018, and an increase of $4.5 million, or 23.1%, over the third quarter of 2017.  Net interest income in the third quarter of 2018 was favorably impacted by the rising interest rate environment, as well as $722,000 of purchase accounting accretion, compared to $1.1 million of purchase accounting accretion in the second quarter of 2018, and $265,000 in the third quarter of 2017.   Purchase accounting accretion income realized prior to the second quarter of 2018 was due to the Company’s purchase of the Chicago branch of Talmer Bank and Trust in late 2016.  Beginning in the second quarter of 2018, purchase accounting accretion income also included the impact of the ABC Bank purchase on April 20, 2018.

•

Noninterest income was $7.8 million for the third quarter of 2018, compared to $8.5 million in the second quarter of 2018 and $7.8 million in the third quarter of 2017.  The decrease in noninterest income in the third quarter of 2018 compared to the second quarter of 2018 was driven primarily by reductions in total residential mortgage banking revenue of $333,000, security gains, net, of $299,000, and commercial swap fee income of $235,000, which is recorded within other income.  Trust income remained steady from the second to third quarter of 2018, and reflected $176,000 of growth over the third quarter of 2017.

•

Noninterest expense was  $18.7 million for the third quarter of 2018,  a decrease of $3.6 million, or 16.0%, compared to the second quarter of 2018,  and an increase of $1.8 million, or 10.6%, from the third quarter of 2017.  The decrease in noninterest expense in the third quarter of 2018, compared to second quarter of 2018 was primarily due to decreases in salaries and employee benefits costs, as well as computer and data processing expenses stemming from costs incurred related to the Company’s acquisition of ABC Bank in the second quarter of 2018. The increase in noninterest expense in the third quarter of 2018 compared to the third quarter of 2017 was primarily due to increases in salaries and employee benefits, occupancy, furniture and equipment expenses, computer and data processing expense, and amortization of core deposit intangibles related to our acquisition of ABC Bank, partially offset by net gains on OREO sales in the third quarter of 2018.  The year over year increase in noninterest expense was partially offset by net gains on OREO sales in the third quarter of 2018 as well as a decrease in OREO related operating costs due to a decline in OREO assets in 2018.

•	On October 16, 2018, the Company’s Board of Directors declared a cash dividend of $0.01 per share payable on November 5, 2018, to stockholders of record as of October 26, 2018.

Capital Ratios

		September 30,	June 30,	September 30,
	Well-Capitalized [1]	2018	2018	2017
The Company
Common equity tier 1 capital ratio	N/A	9.12%	8.49%	8.88%
Total risk-based capital ratio	N/A	12.57%	11.87%	12.46%
Tier 1 risk-based capital ratio	N/A	11.67%	10.99%	11.54%
Tier 1 leverage ratio	N/A	9.72%	9.37%	9.69%

The Bank
Common equity tier 1 capital ratio	6.50%	13.26%	12.62%	12.67%
Total risk-based capital ratio	10.00%	14.16%	13.51%	13.52%
Tier 1 risk-based capital ratio	8.00%	13.26%	12.62%	12.67%
Tier 1 leverage ratio	5.00%	11.05%	10.75%	10.63%

1 Represents ratios required to be considered well capitalized under prompt corrective action provisions. The prompt corrective action provisions are only applicable at the bank level.

•	The ratios shown above exceed levels required to be considered “well capitalized.”

Asset Quality & Earning Assets

•

Nonperforming loans totaled $11.8 million at September 30, 2018, compared to $11.9 million at June 30, 2018, and $16.3 million at September 30, 2017.  Credit metrics continue to be relatively stable regarding nonperforming loan levels, and management is carefully monitoring loans considered to be in a classified status.  Nonperforming loans as a percent of total loans were 0.6% at both September 30, 2018, and June 30, 2018, and 1.0% at September 30, 2017.  Purchase credit impaired (“PCI”) loans from the Company’s acquisition of ABC Bank totaled $10.9 million, net of purchase accounting adjustments, at September 30, 2018.

•

OREO assets totaled $7.0 million at September 30, 2018, compared to $8.9 million at June 30, 2018, and $9.0 million at September 30, 2017.  Net gains on the sale of OREO totaled $612,000 in the third quarter of 2018, and valuation writedowns totaled $119,000.  Net gains on the sale of OREO totaled $24,000 in the second quarter of 2018, and valuation writedowns totaled $254,000. Nonperforming assets as a percent of total loans plus OREO decreased to 1.0% as of September 30, 2018, as compared to 1.1% as of June 30, 2018 and 1.6% as of September 30, 2017.

•

Total loans were $1.83 billion at September 30, 2018, reflecting a decrease of $14.2 million compared to June 30, 2018, but an increase of $240.8 million from September 30, 2017, primarily due to the Company’s acquisition of ABC Bank, which included $227.6 million of loans recorded, net of purchase accounting adjustments.  Average loans (including loans held-for-sale) for the third quarter of 2018 were $1.84 billion, reflecting an increase of $33.5 million from quarterly average loans for the second quarter of 2018, and an increase of $289.1 million from quarterly average loans for the third quarter of 2017.

•

Available-for-sale securities totaled $542.3 million at September 30, 2018, compared to $543.6 million at June 30, 2018, and $533.5 million at September 30, 2017.  Pretax net gains of $13,000 on the sale of securities were realized in the third quarter of 2018, compared to pretax net security gains of $312,000 in the second quarter of 2018 and pretax net security gains of $102,000 in the third quarter of 2017.

Net Interest Income

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

(Dollars in thousands - unaudited)

	Quarters Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average		Rate	Average		Rate	Average		Rate
	Balance	Interest	%	Balance	Interest	%	Balance	Interest	%
Assets
Interest bearing deposits with financial institutions	$17,975	$84	1.85	$19,161	$97	2.03	$11,685	$37	1.24
Securities:
Taxable	268,015	2,491	3.69	268,591	2,392	3.57	327,892	2,424	2.96
Non-taxable (TE)	274,282	2,612	3.78	286,611	2,676	3.74	220,540	2,504	4.54
Total securities	542,297	5,103	3.73	555,202	5,068	3.66	548,432	4,928	3.59
Dividends from FHLBC and FRBC	8,905	121	5.39	8,619	111	5.17	8,339	94	4.51
Loans and loans held-for-sale [1,2]	1,842,561	23,421	5.04	1,809,077	22,552	5.00	1,553,473	18,265	4.60
Total interest earning assets	2,411,738	28,729	4.73	2,392,059	27,828	4.67	2,121,929	23,324	4.32
Cash and due from banks	34,608	-	-	36,720	-	-	31,028	-	-
Allowance for loan and lease losses	(19,696)	-	-	(18,494)	-	-	(16,478)	-	-
Other noninterest bearing assets	191,296	-	-	176,608	-	-	185,906	-	-
Total assets	$2,617,946			$2,586,893			$2,322,385

Liabilities and Stockholders' Equity
NOW accounts	$444,790	$301	0.27	$443,586	$238	0.22	$422,913	$108	0.10
Money market accounts	319,492	250	0.31	317,775	193	0.24	273,440	85	0.12
Savings accounts	300,519	91	0.12	298,240	70	0.09	262,573	46	0.07
Time deposits	467,933	1,568	1.33	460,909	1,444	1.26	389,037	1,077	1.10
Interest bearing deposits	1,532,734	2,210	0.57	1,520,510	1,945	0.51	1,347,963	1,316	0.39
Securities sold under repurchase agreements	46,850	140	1.19	44,655	104	0.93	32,800	4	0.05
Other short-term borrowings	55,119	311	2.24	58,199	276	1.90	72,065	220	1.19
Junior subordinated debentures	57,669	930	6.40	57,657	927	6.45	57,621	930	6.46
Senior notes	44,121	672	6.04	44,096	672	6.11	44,021	672	6.11
Notes payable and other borrowings	20,768	173	3.30	19,795	95	1.92	-	-	-
Total interest bearing liabilities	1,757,261	4,436	1.00	1,744,912	4,019	0.92	1,554,470	3,142	0.80
Noninterest bearing deposits	625,982	-	-	618,765	-	-	551,768	-	-
Other liabilities	20,142	-	-	15,679	-	-	19,395	-	-
Stockholders' equity	214,561	-	-	207,537	-	-	196,752	-	-
Total liabilities and stockholders' equity	$2,617,946			$2,586,893			$2,322,385
Net interest income (TE) [2]		$24,293			$23,809			$20,182
Net interest margin (TE) [2]			4.00			3.99			3.77
Interest bearing liabilities to earning assets	72.86%			72.95%			73.26%

1 Interest income from loans is shown on a tax equivalent basis, which is a non-GAAP financial measure as discussed in the table on page 15, and includes fees of $197,000, $233,000 and $722,000 for the third quarter of 2018, the second quarter of 2018, and the third quarter of 2017, respectively. Nonaccrual loans are included in the above stated average balances.

2 Tax equivalent basis is calculated using a marginal tax rate of 21% in 2018 and 35% in 2017. See the discussion entitled “Non-GAAP Presentations” below and the tables on page 15 that provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Tax equivalent net interest income was $24.3 million for the quarter ended September 30, 2018, which reflects an increase of $484,000 compared to the second quarter of 2018, and growth of $4.1 million compared to the third quarter of 2017.  The tax equivalent adjustment for the third quarter of 2018 was $553,000, compared to the tax equivalent adjustments of $567,000 for the second quarter of 2018, and $899,000 for the third quarter of 2017, reflecting the reduction of the federal tax rate in 2018 due to the “Tax Cuts and Jobs Act” that became effective on  January 1, 2018, and lowered the Federal corporate income tax rate to 21%.  Growth in interest earning assets in the third quarter of 2018 was primarily due to the Company’s acquisition of ABC Bank, which resulted in the addition of

$227.6 million of loans recorded, net of purchase accounting adjustments.  Quarterly average earning assets increased $19.7 million from $2.39 billion for the quarter ended June 30, 2018, to $2.41 billion for the quarter ended September 30, 2018, while the yield on average earning assets increased six basis points over the same period.  Average loan growth, including loans held-for-sale, was $33.5 million for the quarter ended September 30, 2018, compared to the quarter ended June 30, 2018, while the year over year growth in third quarter average loans, including loans held-for-sale, was $289.1 million.    In addition to the ABC Bank acquisition in the second quarter of 2018, the year over year growth was also due to organic loan growth over the last twelve months, driven by commercial loan portfolio originations, as well as two home equity loan (“HELOC”) portfolio purchases, which included $20.0 million of HELOCs purchased in the first quarter of 2018.

Tax equivalent securities income decreased $14,000 in the third quarter of 2018 compared to the second quarter of 2018, and decreased by $328,000 in the third quarter of 2018 compared to the third quarter of 2017, in spite of the reduction in the federal income tax rates .  The Company’s securities portfolio has been repositioned in the last year into higher yielding tax exempt securities, while lower yielding securities were sold or called.  The securities portfolio acquired with the Company’s acquisition of ABC Bank was immediately liquidated as the holdings were not  consistent with the Company’s investment strategies. This liquidation resulted in cash inflows of approximately $72.1 million.  The rising interest rate environment drove a 12 basis point increase for taxable securities income in the third quarter of 2018, compared to the second quarter of 2018, and a 73 basis point increase from the third quarter of 2017.

 The cost of interest bearing liabilities for the third quarter of 2018 increased by eight basis points from the second quarter of 2018, and increased by 20 basis points from the third quarter of 2017. Growth in average interest bearing liabilities in the third quarter of 2018 was primarily due to a full period of ABC Bank balances.  The ABC Bank acquisition, which occurred on April 20, 2018, resulted in the addition of $248.5 million of deposits and $40.0 million of borrowings, net of purchase accounting adjustments.  Total average deposits increased $12.2 million during the third quarter of 2018 compared to the second quarter of 2018 in all categories due to the ABC Bank acquisition. Average interest bearing deposit balances attributable to the ABC Bank acquisition totaled $160.7 million in the third quarter of 2018, and the cost of funds related to those deposits was 0.68%, compared to a legacy Company deposit cost of 0.55% for the same period. Continued growth in demand deposits in the year over year period has assisted the Company in controlling the cost of funds stemming from average interest bearing deposits, which totaled 0.57% for the third quarter of 2018.   In addition to the ABC acquisition, the increase in the overall cost of funds is also due to  the rising rate environment.

For the quarter ended September 30, 2018, average other short-term borrowings, which are primarily FHLBC advances, decreased to $55.1 million compared to $58.2 million for the quarter ended June 30, 2018, and decreased by $16.9 million compared to the quarter ended September 30, 2017.  The junior subordinated debt issuances and senior debt issuance reflected no material change in rates or volumes over the three quarters presented.  Finally, the third quarter 2018 average notes payable and other borrowings included $16.8 million of long-term FHLBC advances acquired in the Company’s purchase of ABC Bank.

The net interest margin (TE) increased one basis point for the third quarter of 2018 compared to the second quarter of 2018, ending at 4.00% compared to 3.99%, respectively, due primarily to the rising interest rate environment, which impacted income from average earning assets more significantly than expenses related to average interest bearing liabilities.  The growth in the yield on average earning assets more than offset the increase in the cost of funds for the third quarter of 2018 compared to the second quarter of 2018.  The net interest margin (TE) in the third quarter of 2018 was 23 basis points higher than the like quarter one year ago due primarily to purchase accounting accretion stemming from the Company’s acquisition of ABC Bank as well as the rising interest rate environment.

Noninterest Income

				3rd Quarter 2018
Noninterest Income	Three Months Ended			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2018	2018	2017	2018	2017
Trust income	$1,644	$1,645	$1,468	(0.1)	12.0
Service charges on deposits	1,923	1,769	1,722	8.7	11.7
Residential mortgage banking revenue
Secondary mortgage fees	199	195	195	2.1	2.1
Mortgage servicing rights mark to market (loss) gain	(11)	(105)	(194)	89.5	94.3
Mortgage servicing income	471	627	451	(24.9)	4.4
Net gain on sales of mortgage loans	965	1,240	1,095	(22.2)	(11.9)
Total residential mortgage banking revenue	1,624	1,957	1,547	(17.0)	5.0
Securities gain (loss), net	13	312	102	(95.8)	(87.3)
Increase in cash surrender value of BOLI	347	351	362	(1.1)	(4.1)
Debit card interchange income	1,135	1,132	1,075	0.3	5.6
Other income	1,128	1,366	1,567	(17.4)	(28.0)
Total noninterest income	$7,814	$8,532	$7,843	(8.4)	(0.4)

The decrease in noninterest income in the third quarter of 2018 compared to the second quarter of 2018 was driven primarily by a $333,000 reduction in total residential mortgage banking revenue stemming from rising interest rates, a $299,000 reduction in security gain (loss), net, and a $235,000 reduction in commercial loan swap fee income, which is recorded within other income.  An increase in service charges on deposits of $154,000 partially offset the noted reductions for the linked quarter comparison. Year over year total noninterest income reflected minimal change, with increases noted in trust income, service charges on deposits, and total residential mortgage banking revenue, and reductions in security gain (loss), net, and other income due primarily to a $545,000 decline in commercial swap fee income.

Noninterest Expense

				3rd Quarter 2018
Noninterest Expense	Three Months Ended			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2018	2018	2017	2018	2017
Salaries	$8,509	$9,703	$7,704	(12.3)	10.4
Officers incentive	820	740	1,114	10.8	(26.4)
Benefits and other	1,836	1,912	1,231	(4.0)	49.1
Total salaries and employee benefits	11,165	12,355	10,049	(9.6)	11.1
Occupancy, furniture and equipment expense	1,782	1,652	1,482	7.9	20.2
Computer and data processing	1,247	2,741	1,081	(54.5)	15.4
FDIC insurance	162	165	199	(1.8)	(18.6)
General bank insurance	230	299	246	(23.1)	(6.5)
Amortization of core deposit intangible asset	136	97	24	40.2	466.7
Advertising expense	492	492	255	-	92.9
Debit card interchange expense	320	301	285	6.3	12.3
Legal fees	243	286	162	(15.0)	50.0
Other real estate owned expense, net	(370)	429	680	(186.2)	(154.4)
Other expense	3,304	3,469	2,455	(4.8)	34.6
Total noninterest expense	$18,711	$22,286	$16,918	(16.0)	10.6
Efficiency ratio (GAAP)	60.06%	69.16%	60.00%
Adjusted efficiency ratio (non-GAAP)[1]	59.11%	57.88%	57.66%

1 The adjusted efficiency ratio shown in the table above is a non-GAAP financial measure calculated as noninterest expense, excluding OREO expenses, amortization of core deposits and acquisition related costs divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and includes a tax equivalent adjustment on the increase in cash surrender value of bank-owned life insurance. See the discussion entitled “Non-GAAP Presentations” below and the table on page 15 that provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Noninterest expense for the third quarter of 2018 decreased $3.6 million, or 16.0%, compared to the second quarter of 2018 and increased $1.8 million, or 10.6%, compared to the third quarter of 2017.  The linked quarter decrease is primarily attributable to ABC Bank acquisition-related costs recorded in the second quarter of 2018, which included $1.2 million of salaries and employee benefit expense and $1.6 million of computer and data processing expense. The year over year variance is also primarily attributable to ABC Bank acquisition-related costs, including salaries and employee benefits expense, computer and data processing expense, amortization of core deposit intangibles, and legal fees.  Partially offsetting the year over year increases noted was a reduction in OREO expense, net, as the OREO portfolio balances have declined over the past twelve months, and dispositions in the third quarter of 2018 resulted in net gains on OREO sales of $612,000 compared to net gains of $276,000 in the like 2017 quarter.

Earning Assets

				September 30, 2018
Loans	As of			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2018	2018	2017	2018	2017
Commercial	$306,407	$299,536	$257,356	2.3	19.1
Leases	70,661	66,687	69,305	6.0	2.0
Real estate - commercial	804,184	808,264	739,136	(0.5)	8.8
Real estate - construction	112,873	115,486	94,868	(2.3)	19.0
Real estate - residential	393,598	404,908	303,080	(2.8)	29.9
Home equity line of credit "HELOC"	122,022	127,986	116,503	(4.7)	4.7
Other[1]	12,969	13,969	13,320	(7.2)	(2.6)
Total loans, excluding deferred loan costs and PCI	1,822,714	1,836,836	1,593,568	(0.8)	14.4
Net deferred loan costs	1,348	1,112	623	21.2	116.4
Total loans, excluding PCI	1,824,062	1,837,948	1,594,191	(0.8)	14.4
PCI loans, net of purchase accounting adjustments	10,887	11,214	-	(2.9)	N/M
Total loans	$1,834,949	$1,849,162	$1,594,191	(0.8)	15.1

N/M - Not meaningful.

1 Other class includes consumer and overdrafts.

Total loans decreased by $14.2 million at the end of the third quarter of 2018 compared to June 30, 2018,  and increased $240.8 million year over year.  The majority of the increase is due to $227.6 million of loans recorded, net of purchase accounting adjustments, from the Company’s acquisition of ABC Bank.  In addition, the Company has made select lease and HELOC purchases and experienced organic loan growth in the year over year period.

				September 30, 2018
Securities	As of			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2018	2018	2017	2018	2017
Securities available-for-sale, at fair value
U.S. Treasury	$3,854	$3,876	$3,990	(0.6)	(3.4)
U.S. government agencies	11,703	12,216	13,451	(4.2)	(13.0)
U.S. government agency mortgage-backed	14,766	13,407	11,030	10.1	33.9
States and political subdivisions	272,264	276,112	229,032	(1.4)	18.9
Corporate bonds	-	700	10,577	(100.0)	(100.0)
Collateralized mortgage obligations	64,960	61,432	80,386	5.7	(19.2)
Asset-backed securities	109,173	109,263	131,759	(0.1)	(17.1)
Collateralized loan obligations	65,618	66,638	53,259	(1.5)	23.2
Total securities available-for-sale	$542,338	$543,644	$533,484	(0.2)	1.7

The investment portfolio was $542.3 million as of September 30, 2018, a decrease of $1.3 million from $543.6 million as of June 30, 2018, and an increase of $8.9 million from September 30, 2017.  The portfolio composition has remained relatively static over the most recent quarter and has experienced a modest shift from collateralized mortgage obligations to issuances of states and political subdivisions since third quarter of 2017.  The largely unchanged portfolio composition is due to lack of relative value among possible investment sectors and consequent opportunities to shift allocation of investments from lower return sectors to those with higher returns.  The small degree of activity that did occur in the third quarter of 2018 resulted in net securities gains of $13,000, compared to $312,000 in the second quarter of 2018 and $102,000 in net securities gains for the third quarter of 2017.

Asset Quality

				September 30, 2018
Nonperforming assets	As of			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2018	2018	2017	2018	2017
Nonaccrual loans	$9,981	$9,421	$14,124	5.9	(29.3)
Performing troubled debt restructured loans accruing interest	1,719	1,300	978	32.2	75.8
Loans past due 90 days or more and still accruing interest	79	1,153	1,169	(93.1)	(93.2)
Total nonperforming loans	11,779	11,874	16,271	(0.8)	(27.6)
Other real estate owned	6,964	8,912	9,024	(21.9)	(22.8)
Total nonperforming assets	$18,743	$20,786	$25,295	(9.8)	(25.9)

PCI loans, net of purchase accounting adjustments	$10,887	$11,214	$-	(2.9)	N/M

30-89 days past due loans	$16,802	$9,617	$3,297
Nonaccrual loans to total loans	0.5%	0.5%	0.9%
Nonperforming loans to total loans	0.6%	0.6%	1.0%
Nonperforming assets to total loans plus OREO	1.0%	1.1%	1.6%
Purchased credit-impaired loans to total loans	0.6%	0.6%	-%

Allowance for loan losses	$19,328	$19,321	$16,465
Allowance for loan losses to total loans	1.1%	1.0%	1.0%
Allowance for loan losses to nonaccrual loans	193.7%	205.1%	116.6%

N/M - Not meaningful.

Nonperforming loans consist of nonaccrual loans, performing troubled debt restructured loans accruing interest and loans 90 days or more past due and still accruing interest.  Nonperforming loans to total loans was 0.6% in both the third and second quarters of 2018, and 1.0% in the third quarter of 2017. Nonperforming assets to total loans plus OREO decreased to 1.0% in the third quarter of 2018 from 1.1% in the second quarter of 2018, and from 1.6% in the third quarter of 2017, as a result of loan growth over the last year, as well as continued OREO liquidations and write-downs recorded in 2017 and 2018.  Finally, the allowance for loan and lease losses to total loans was 1.1% as of September 30, 2018, which is a slight increase from 1.0% for the second quarter 2018 and the third quarter of 2017.

The following table details the accretable discount on all of the Company’s purchased loans as of September 30, 2018.

	Accretable Discount - Non-PCI Loans	Accretable Discount - PCI Loans	Non-Accretable Discount - PCI Loans	Total
Beginning balance, July 1, 2018	$2,995	$1,373	$6,403	$10,771
Purchases	-	-	-	-
Accretion	(312)	(129)	(334)	(775)
Transfer[1]	(373)	(26)	-	(399)
Ending balance, September 30, 2018	$2,310	$1,218	$6,069	$9,597

1  Transfer was due to loans moved to OREO.

The allowance for loan and lease losses excludes the remaining purchase accounting credit marks recorded on the ABC Bank and Talmer branch purchased loans; the expected total remaining accretable discount on the purchased loans was $3.5 million as of September 30, 2018, compared to $4.4 million as of June 30, 2018, and the non-accretable discount on PCI loans was $6.1 million as of September 30, 2018, compared to $6.4 million as of June 30, 2018.

				September 30, 2018
Classified loans	As of			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2018	2018	2017	2018	2017
Commercial	$353	$393	$380	(10.2)	(7.1)
Leases	-	539	648	(100.0)	(100.0)
Real estate-commercial, nonfarm	21,008	12,362	4,757	69.9	341.6
Real estate-commercial, farm	1,241	1,248	4,418	(0.6)	(71.9)
Real estate-construction	282	366	1,977	(23.0)	(85.7)
Real estate-residential:	-
Investor	1,103	1,029	7,633	7.2	(85.5)
Multifamily	3,177	3,302	2,495	(3.8)	27.3
Owner occupied	5,022	5,428	382	(7.5)	N/M
HELOC	1,829	1,633	1,031	12.0	77.4
Other[1]	55	18	8	205.6	587.5
Total classified loans, excluding PCI	34,070	26,318	23,729	29.5	43.6
PCI loans, net of purchase accounting adjustments	10,887	11,214	-	(2.9)	N/M
Total classified loans	$44,957	$37,532	$23,729	19.8	89.5

N/M - Not meaningful.

1 Other class includes consumer and overdrafts.

Classified loans include nonaccrual, performing troubled debt restructurings, PCI loans, and all other loans considered substandard, as shown above.  Classified loans totaled $45.0 million as of September 30, 2018, an increase of $7.4 million, or 19.8%, from the prior quarter, and an increase of $21.2 million, or 89.5%, from the like quarter of 2017.   The $10.9 million of PCI loans as of September 30, 2018, stems from the Company’s acquisition of ABC Bank.

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Quarters Ended
(dollars in thousands)	September 30,	% of	June 30,	% of	September 30,	% of
	2018	Total [2]	2018	Total [2]	2017	Total [2]
Commercial	$(25)	357.1	$(77)	(24.3)	$7	(2.1)
Leases	-	-	8	2.5	98	(29.8)
Real estate-commercial, nonfarm
Owner general purpose	(6)	85.7	27	8.5	-	-
Owner special purpose	192	(2,742.9)	-	-	-	-
Non-owner general purpose	(22)	314.3	(20)	(6.3)	(43)	13.1
Non-owner special purpose	-	-	476	150.2	-	-
Retail properties	-	-	-	-	22	(6.7)
Total real estate-commercial, nonfarm	164	(2,342.9)	483	152.4	(21)	6.4
Real estate-construction
Homebuilder	-	-	-	-	-	-
Land	(23)	328.6	(2)	(0.6)	-	-
Commercial speculative	-	-	-	-	-	-
All other	(9)	128.6	2	0.6	8	(2.4)
Total real estate-construction	(32)	457.2	-	-	8	(2.4)
Real estate-residential
Investor	(18)	257.1	(63)	(19.9)	(28)	8.5
Multifamily	(11)	157.1	(11)	(3.5)	(17)	5.2
Owner occupied	(54)	771.4	(26)	(8.2)	(40)	12.2
Total real estate-residential	(83)	1,185.6	(100)	(31.6)	(85)	25.9
HELOC	(90)	1,285.7	(26)	(8.2)	(367)	111.6
Other[1]	59	(842.7)	29	9.2	31	(9.6)
Net charge-offs / (recoveries)	$(7)	100.0	$317	100.0	$(329)	100.0

1 Other class includes consumer and overdrafts.

2 Represents the percentage of net charge-offs attributable to each category of loans.

Gross charge-offs for the quarter ended September 30, 2018, were $372,000 compared to $699,000 for the quarter ended June 30, 2018, and $241,000 for the quarter ended September 30, 2017.  Gross recoveries were

$379,000 for the quarter ended September 30, 2018, compared to $382,000 for the quarter ended June 30, 2018 and $570,000 for the like quarter of 2017. Continued recoveries are indicative of the ongoing aggressive efforts by management to effectively manage and resolve prior charge-offs.

Deposits

Total deposits were $2.13 billion at September 30, 2018, which reflects a decrease of $29.5 million compared to June 30, 2018, stemming from reductions in savings, NOW and money market accounts of $12.4 million, and time deposits of $17.8 million.  Growth in all deposit categories for 2018 compared to the 2017 like period was driven by the Company’s acquisition of ABC Bank, which resulted in additional deposits recorded in the second quarter of 2018 of $248.5 million.

Borrowings

As of September 30, 2018, the Bank had $81.9 million outstanding in other short-term borrowings, which were primarily FHLBC advances, compared to $76.6 million in other short-term borrowings outstanding as of June 30, 2018, and $125.0 million of FHLBC advances outstanding as of September 30, 2017.

The Company is indebted on senior notes totaling $44.1 million, net of deferred issuance costs, as of September 30, 2018.  The Company is also indebted on $57.7 million of junior subordinated debentures, net of deferred issuance costs, which are related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  The Trust II issuance converted from fixed to floating rate at three month LIBOR plus 150 basis points on June 15, 2017.  Upon conversion to a floating rate, a cash flow hedge was initiated which resulted in the total interest rate paid on the debt of 4.34% for the third quarter of 2018, inclusive of debt issuance costs.  This compared to the Trust II issuance fixed rate paid prior to June 15, 2017, of 6.77%.

Non-GAAP Presentations: Management has disclosed in this earnings release certain non-GAAP financial measures to evaluate and measure the Company’s performance, including adjusted net income, adjusted earnings per share, the presentation of net interest income and net interest margin on a fully taxable equivalent, and efficiency ratio calculations.  Management believes the adjusted earnings per share data is more informative for the user if the per share impact of certain activity is excluded for quarterly comparative purposes. The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management has disclosed the efficiency ratio including and excluding certain items, which is discussed in the noninterest expense presentation on page 5.  These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this earnings release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this earnings release with other companies’ non-GAAP financial measures having the same or similar names. The tables on page 15 provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward-Looking Statements:  This earnings release contains forward-looking statements.  Forward looking statements can be identified by words such  as “anticipated,” “expects,”  “intends,” “believes,” “may,” “likely,” “will” or other that indicate future periods.  Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, particularly in the Company’s markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Conference Call

The Company will host an earnings call on Thursday, October 25, 2018, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors may listen to the Company’s earnings call via telephone by dialing 877-407-8035.  Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on November 1, 2018, by dialing 877-481-4010, using Conference ID: 37653.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	(unaudited)
	September 30,	December 31,
	2018	2017
Assets
Cash and due from banks	$34,366	$37,444
Interest bearing deposits with financial institutions	15,956	18,389
Cash and cash equivalents	50,322	55,833
Securities available-for-sale, at fair value	542,338	541,439
Federal Home Loan Bank Chicago ("FHLBC") and Federal Reserve Bank Chicago ("FRBC") stock	10,511	10,168
Loans held-for-sale	2,911	4,067
Loans	1,834,949	1,617,622
Less: allowance for loan and lease losses	19,328	17,461
Net loans	1,815,621	1,600,161
Premises and equipment, net	42,752	37,628
Other real estate owned	6,964	8,371
Mortgage servicing rights, net	8,131	6,944
Goodwill and core deposit intangible	21,947	8,922
Bank-owned life insurance ("BOLI")	61,506	61,764
Deferred tax assets, net	25,116	25,356
Other assets	24,354	22,776
Total assets	$2,612,473	$2,383,429

Liabilities
Deposits:
Noninterest bearing demand	$621,580	$572,404
Interest bearing:
Savings, NOW, and money market	1,045,886	967,750
Time	464,904	382,771
Total deposits	2,132,370	1,922,925
Securities sold under repurchase agreements	44,333	29,918
Other short-term borrowings	81,875	115,000
Junior subordinated debentures	57,674	57,639
Senior notes	44,133	44,058
Notes payable and other borrowings	18,050	-
Other liabilities	15,908	13,539
Total liabilities	2,394,343	2,183,079

Stockholders’ Equity
Common stock	34,717	34,626
Additional paid-in capital	118,625	117,742
Retained earnings	167,140	142,959
Accumulated other comprehensive (loss) income	(6,058)	1,479
Treasury stock	(96,294)	(96,456)
Total stockholders’ equity	218,130	200,350
Total liabilities and stockholders’ equity	$2,612,473	$2,383,429

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	(unaudited)		(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Interest and dividend income
Loans, including fees	$23,377	$18,208	$64,625	$52,202
Loans held-for-sale	39	34	94	95
Securities:
Taxable	2,491	2,424	7,053	7,994
Tax exempt	2,064	1,628	6,239	4,188
Dividends from FHLBC and FRBC stock	121	94	338	271
Interest bearing deposits with financial institutions	84	37	230	91
Total interest and dividend income	28,176	22,425	78,579	64,841
Interest expense
Savings, NOW, and money market deposits	642	239	1,487	695
Time deposits	1,568	1,077	4,187	3,081
Securities sold under repurchase agreements	140	4	323	10
Other short-term borrowings	311	220	916	472
Junior subordinated debentures	930	930	2,784	3,073
Senior notes	672	672	2,016	2,017
Notes payable and other borrowings	173	-	268	-
Total interest expense	4,436	3,142	11,981	9,348
Net interest and dividend income	23,740	19,283	66,598	55,493
Provision for loan and lease losses	-	300	728	1,050
Net interest and dividend income after provision for loan and lease losses	23,740	18,983	65,870	54,443
Noninterest income
Trust income	1,644	1,468	4,784	4,564
Service charges on deposits	1,923	1,722	5,284	4,955
Secondary mortgage fees	199	195	556	594
Mortgage servicing rights mark to market (loss) gain	(11)	(194)	189	(756)
Mortgage servicing income	471	451	1,550	1,330
Net gain on sales of mortgage loans	965	1,095	3,122	3,715
Securities gains (losses), net	13	102	360	(165)
Increase in cash surrender value of BOLI	347	362	946	1,071
Death benefit realized on bank-owned life insurance	-	-	1,026	-
Debit card interchange income	1,135	1,075	3,279	3,131
Gain on disposal and transfer of fixed assets, net	-	-	-	10
Other income	1,128	1,567	3,755	3,739
Total noninterest income	7,814	7,843	24,851	22,188
Noninterest expense
Salaries and employee benefits	11,165	10,049	33,727	31,167
Occupancy, furniture and equipment	1,782	1,482	4,992	4,510
Computer and data processing	1,247	1,081	5,332	3,283
FDIC insurance	162	199	483	512
General bank insurance	230	246	780	780
Amortization of core deposit intangible	136	24	254	74
Advertising expense	492	255	1,325	1,093
Debit card interchange expense	320	285	902	1,033
Legal fees	243	162	688	450
Other real estate expense, net	(370)	680	232	1,928
Other expense	3,304	2,455	9,636	8,128
Total noninterest expense	18,711	16,918	58,351	52,958
Income before income taxes	12,843	9,908	32,370	23,673
Provision for income taxes	3,201	1,831	6,978	6,023
Net income available to common stockholders	$9,642	$8,077	$25,392	$17,650

Basic earnings per share	$0.32	$0.27	$0.85	$0.60
Diluted earnings per share	0.32	0.27	0.84	0.59

Ending common shares outstanding	29,747,078	29,627,086	29,747,078	29,627,086
Weighted-average basic shares outstanding	29,747,078	29,627,086	29,718,191	29,591,811
Weighted-average diluted shares outstanding	30,383,891	30,103,609	30,297,294	30,019,365

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, unaudited)

	2017				2018
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Cash and due from banks	$33,585	$39,425	$31,028	$30,972	$29,776	$36,720	$34,608
Interest bearing deposits with financial institutions	12,121	11,938	11,685	13,147	13,819	19,161	17,975
Cash and cash equivalents	45,706	51,363	42,713	44,119	43,595	55,881	52,583

Securities available-for-sale, at fair value	563,897	586,686	548,432	524,909	549,161	555,202	542,297
FHLBC and FRBC stock	7,614	7,699	8,339	8,842	8,920	8,619	8,905
Loans held-for-sale	2,670	3,616	3,244	2,744	2,353	2,868	3,220
Loans	1,484,556	1,505,572	1,550,229	1,596,928	1,600,594	1,806,209	1,839,341
Less: allowance for loan and lease losses	16,292	15,779	16,478	17,002	18,263	18,494	19,696
Net loans	1,468,264	1,489,793	1,533,751	1,579,926	1,582,331	1,787,715	1,819,645

Premises and equipment, net	38,917	38,395	38,098	37,825	37,472	41,796	42,651
Other real estate owned	13,464	12,596	10,688	8,601	7,884	7,951	7,801
Mortgage servicing rights, net	6,543	6,464	6,464	6,821	7,347	7,697	7,915
Goodwill and core deposit intangible	9,005	8,981	8,956	8,932	8,911	9,035	21,990
Bank-owned life insurance ("BOLI")	60,446	60,806	61,165	61,527	61,273	60,920	61,283
Deferred tax assets, net	52,747	48,459	45,635	41,335	26,739	26,825	27,680
Other assets	11,714	14,227	14,900	16,443	16,881	22,384	21,976
Total other assets	192,836	189,928	185,906	181,484	166,507	176,608	191,296
Total assets	$2,280,987	$2,329,085	$2,322,385	$2,342,024	$2,352,867	$2,586,893	$2,617,946

Liabilities
Deposits:
Noninterest bearing demand	$525,454	$557,265	$551,768	$556,010	$554,624	$618,765	$625,982
Interest bearing:
Savings, NOW, and money market	969,609	977,796	958,926	958,808	970,998	1,059,601	1,064,801
Time	394,388	392,779	389,037	383,011	382,422	460,909	467,933
Total deposits	1,889,451	1,927,840	1,899,731	1,897,829	1,908,044	2,139,275	2,158,716

Securities sold under repurchase agreements	29,805	35,652	32,800	27,664	40,275	44,655	46,850
Other short-term borrowings	56,111	58,572	72,065	84,728	87,444	58,199	55,119
Junior subordinated debentures	57,597	57,609	57,621	57,633	57,645	57,657	57,669
Senior Notes	43,978	43,995	44,021	44,046	44,071	44,096	44,121
Notes payable and other borrowings	-	-	-	-	-	19,795	20,768
Other liabilities	25,061	18,047	19,395	26,037	13,969	15,679	20,142
Total liabilities	2,102,003	2,141,715	2,125,633	2,137,937	2,151,448	2,379,356	2,403,385

Stockholders' equity
Common stock	34,451	34,577	34,626	34,626	34,647	34,717	34,717
Additional paid-in capital	116,747	117,077	117,340	117,607	117,734	117,793	118,366
Retained earnings	131,631	136,384	142,657	148,863	147,309	155,553	162,486
Accumulated other comprehensive loss	(7,692)	(4,310)	(1,415)	(553)	(1,871)	(4,232)	(4,714)
Treasury stock	(96,243)	(96,358)	(96,456)	(96,456)	(96,400)	(96,294)	(96,294)
Total stockholders' equity	178,894	187,370	196,752	204,087	201,419	207,537	214,561
Total liabilities and stockholders' equity	$2,280,897	$2,329,085	$2,322,385	$2,342,024	$2,352,867	$2,586,893	$2,617,946

Total Earning Assets	$2,070,858	$2,115,511	$2,121,929	$2,146,570	$2,174,847	$2,392,059	$2,411,738
Total Interest Bearing Liabilities	1,551,488	1,566,403	1,554,470	1,555,890	1,582,855	1,744,912	1,757,261

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except per share data, unaudited)

	2017				2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Interest and Dividend Income
Loans, including fees	$16,609	$17,385	$18,208	$18,535	$18,732	$22,512	$23,377
Loans held-for-sale	24	37	34	28	24	35	39
Securities:
Taxable	2,963	2,607	2,424	2,208	2,170	2,392	2,491
Tax exempt	912	1,648	1,628	1,751	2,061	2,114	2,064
Dividends from FHLB and FRBC stock	85	92	94	99	106	111	121
Interest bearing deposits with financial institutions	23	31	37	43	49	97	84
Total interest and dividend income	20,616	21,800	22,425	22,664	23,142	27,261	28,176
Interest Expense
Savings, NOW, and money market deposits	223	233	239	255	344	501	642
Time deposits	979	1,025	1,077	1,146	1,175	1,444	1,568
Securities sold under repurchase agreements	2	4	4	7	79	104	140
Other short-term borrowings	106	146	220	269	329	276	311
Junior subordinated debentures	1,084	1,059	930	929	927	927	930
Senior notes	673	672	672	672	672	672	672
Notes payable and other borrowings	-	-	-	-	-	95	173
Total interest expense	3,067	3,139	3,142	3,278	3,526	4,019	4,436
Net interest and dividend income	17,549	18,661	19,283	19,386	19,616	23,242	23,740
Provision (release) for loan and lease losses	-	750	300	750	(722)	1,450	-
Net interest and dividend income after provision (release) for loan and lease losses	17,549	17,911	18,983	18,636	20,338	21,792	23,740
Noninterest Income
Trust income	1,458	1,638	1,468	1,639	1,495	1,645	1,644
Service charges on deposits	1,618	1,615	1,722	1,765	1,592	1,769	1,923
Secondary mortgage fees	176	223	195	182	162	195	199
Mortgage servicing rights mark to market (loss) gain	(133)	(429)	(194)	(46)	305	(105)	(11)
Mortgage servicing income	435	444	451	448	452	627	471
Net gain on sales of mortgage loans	1,147	1,473	1,095	1,088	917	1,240	965
Securities (loss) gain, net	(136)	(131)	102	639	35	312	13
Increase in cash surrender value of BOLI	359	350	362	361	248	351	347
Death benefit realized on bank-owned life insurance	-	-	-	-	1,026	-	-
Debit card interchange income	975	1,081	1,075	1,069	1,012	1,132	1,135
(Loss) gain on disposal and transfer of fixed assets	(2)	12	-	-	-	-	-
Other income	1,131	1,041	1,567	1,039	1,261	1,366	1,128
Total noninterest income	7,028	7,317	7,843	8,184	8,505	8,532	7,814
Noninterest Expense
Salaries and employee benefits	10,573	10,545	10,049	8,913	10,207	12,355	11,165
Occupancy, furniture and equipment	1,566	1,462	1,482	1,441	1,558	1,652	1,782
Computer and data processing	1,090	1,112	1,081	1,104	1,344	2,741	1,247
FDIC insurance	148	165	199	146	156	165	162
General bank insurance	270	264	246	251	251	299	230
Amortization of core deposit intangible	25	25	24	22	21	97	136
Advertising expense	386	452	255	412	341	492	492
Debit card interchange expense	349	399	285	296	281	301	320
Legal fees	104	184	162	200	159	286	243
Other real estate expense, net	709	539	680	237	173	429	(370)
Other expense	2,834	2,839	2,455	3,169	2,863	3,469	3,304
Total noninterest expense	18,054	17,986	16,918	16,191	17,354	22,286	18,711
Income before income taxes	6,523	7,242	9,908	10,629	11,489	8,038	12,843
Provision for income taxes	2,096	2,096	1,831	13,141	2,000	1,777	3,201
Net income (loss)	$4,427	$5,146	$8,077	$(2,512)	$9,489	$6,261	$9,642

Basic earnings (loss) per share	$0.15	$0.17	$0.27	$(0.08)	$0.32	$0.21	$0.32
Diluted earnings (loss) per share	0.15	0.17	0.27	(0.08)	0.31	0.21	0.32

Reconciliation of Non-GAAP Financial Measures

The tables below provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure for the periods indicated. Dollar amounts below in thousands, except per share data:

	Quarters Ended
	September 30, 2018		June 30, 2018		September 30, 2017
	Amount	Per share	Amount	Per Share	Amount	Per Share
Adjusted Net Income and adjusted diluted earnings per share (EPS), excluding certain items
Net income (GAAP)	$9,642	$0.32	$6,261	$0.21	$8,077	$0.27
(Less) / Add:
Acquisition related costs, net, after tax	(61)	(0.00)	2,468	0.08	-	-
Impact of state tax rate change	-	-	-	-	(1,566)	(0.05)
Adjusted net income, excluding certain items	$9,581	$0.32	$8,729	$0.29	$6,511	$0.22

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Net Interest Margin
Interest income (GAAP)	$28,176	$27,261	$22,425	$78,579	$64,841
Taxable-equivalent adjustment:
Loans	5	5	23	21	68
Securities	548	562	876	1,658	2,255
Interest income (TE)	28,729	27,828	23,324	80,258	67,164
Interest expense (GAAP)	4,436	4,019	3,142	11,981	9,348
Net interest income (TE)	$24,293	$23,809	$20,182	$68,277	$57,816
Net interest income (GAAP)	$23,740	$23,242	$19,283	$66,598	$55,493
Average interest earning assets	$2,411,738	$2,392,059	$2,121,929	$2,327,082	$2,102,952
Net interest margin (GAAP)	3.91%	3.90%	3.61%	3.83%	3.53%
Net interest margin (TE)	4.00%	3.99%	3.77%	3.92%	3.68%

	Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Efficiency Ratio
Noninterest expense	$18,711	$22,286	$16,918
Less amortization of core deposit	136	97	24
Less other real estate expense, net	(370)	429	680
Less acquisition related costs	(82)	3,168	-
Adjusted noninterest expense	$19,027	$18,592	$16,214

Net interest income (GAAP)	$23,740	$23,242	$19,283
Taxable-equivalent adjustment:
Loans	5	5	23
Securities	548	562	876
Net interest income (TE)	24,293	23,809	20,182
Noninterest income	7,814	8,532	7,843
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI (TE)	92	93	195
Noninterest income (TE)	7,906	8,625	8,038
Less securities gain (loss), net	13	312	102
Adjusted noninterest income, plus net interest income (TE)	$32,186	$32,122	$28,118
Efficiency ratio (GAAP)	60.06%	69.16%	60.00%
Adjusted efficiency ratio (non-GAAP)	59.11%	57.88%	57.66%